UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934

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OXFORD INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant))

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NOTICE AND PROXY STATEMENT

OXFORD INDUSTRIES, INC.

222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on October 4, 2004

TIME:	3:00 p.m., local time on Monday, October 4, 2004

PLACE:	Oxford Industries, Inc. 222 Piedmont Avenue, N.E. Atlanta, Georgia 30308

ITEMS OF BUSINESS:	(1) To elect four directors;
(2) To adopt and approve the Oxford Industries, Inc. Employee Stock Purchase Plan;
(3) To adopt and approve the Oxford Industries, Inc. Long-Term Incentive Plan;
(4) To ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending June 3, 2005; and
(5) To transact any other business that properly comes before the meeting or any adjournment of the annual meeting.

WHO MAY VOTE:	You can vote if you were a holder of Common Stock of record on August 16, 2004.

ANNUAL REPORT:	A copy of our Annual Report will be mailed to you by September 27, 2004.

DATE OF NOTICE:	September 2, 2004.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about September 2, 2004.

      EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING AND, IF YOU ATTEND THE MEETING, YOU MAY ELECT TO VOTE IN PERSON.

OXFORD INDUSTRIES, INC.

222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308

PROXY STATEMENT

For Annual Meeting of Shareholders

To Be Held on October 4, 2004

ABOUT THE MEETING

What is a proxy?

      It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our executive officers as proxies for our 2004 Annual Meeting of shareholders. These three officers are J. Hicks Lanier, Ben B. Blount, Jr. and Dominic C. Mazzone.

Who is furnishing this proxy statement?

      This proxy statement is being furnished to our shareholders by our Board of Directors in connection with the solicitation of proxies by the Board. The proxies will be used at our annual meeting of shareholders to be held on October 4, 2004. This proxy statement and the accompanying proxy will be first mailed to shareholders on or about September 2, 2004.

What am I voting on?

      You will be voting on each of the following:

1. To elect four directors;

2. To adopt and approve the Oxford Industries, Inc. Employee Stock Purchase Plan;

3. To adopt and approve the Oxford Industries, Inc. Long-Term Incentive Plan;

4. To ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending June 3, 2005; and

5. To transact any other business that properly comes before the meeting or any adjournment of the annual meeting.

      As of the date of this proxy statement, the Board of Directors knows of no other matter that will be brought before the annual meeting. You may not cumulate your votes for any matter being voted on at the annual meeting and you are not entitled to appraisal or dissenters’ rights.

Who can vote?

      You may vote if you own shares of our Common Stock as of the close of business on August 16, 2004, the record date for the annual meeting of shareholders. As of August 16, 2004, 16,248,678 shares of our Common Stock were outstanding.

How do I vote?

      You have two voting options. You may vote using one of the following methods:

•	By completing, signing and returning the enclosed proxy; or

•	By attending the annual meeting and voting in person.

      If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting depends on their voting processes. Please follow the directions on your proxy card carefully.

Can I vote at the annual meeting?

      You may vote your shares at the annual meeting if you attend in person. Even if you plan to be present at the annual meeting, we encourage you to vote your shares by proxy. You may vote your proxy by mail.

What if my shares are registered in more than one person’s name?

      If you own shares that are registered in the name of more than one person, each person must sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

What does it mean if I receive more than one proxy?

      It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank, Mail Code 258, P.O. Box 4625, Atlanta, Georgia 30302, and may be reached at 1-800-568-3476.

What if I return my proxy but do not provide voting instructions?

      If you sign and return your proxy but do not include voting instructions, your proxy will be voted:

•	FOR the election of the four nominee directors named on pages 4 and 5 of this proxy statement;

•	FOR the adoption and approval of the Oxford Industries, Inc. Employee Stock Purchase Plan;

•	FOR the adoption and approval of the Oxford Industries, Inc. Long-Term Incentive Plan; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 3, 2005.

Can I change my mind after I vote?

      You may change your vote at any time before the polls close at the annual meeting. You may do this by using one of the following methods:

•	Giving written notice to the Secretary of our Company.

•	Delivering a later-dated proxy.

•	Voting in person at the annual meeting.

How many votes am I entitled to?

      You are entitled to one vote for each share of our Common Stock that you own.

How many votes must be present to hold the annual meeting?

      In order for us to conduct the annual meeting, the holders of a majority of the votes of the Common Stock outstanding as of August 16, 2004 must be present at the annual meeting. This is referred to as a quorum. Your shares will be counted as present at the annual meeting if you do one of the following:

•	Return a properly executed proxy (even if you do not provide voting instructions); or

•	Attend the annual meeting and vote in person.

How many votes are needed to elect directors?

      To elect the Class III directors, the “FOR” votes cast at the annual meeting must exceed the “AGAINST” votes cast at the annual meeting. If you do not vote in person or sign and return a proxy, your shares will not be counted as “FOR” votes or “AGAINST” votes at the annual meeting.

How many votes are needed to adopt and approve the Oxford Industries, Inc. Employee Stock Purchase Plan?

      To adopt and approve the Oxford Industries, Inc. Employee Stock Purchase Plan, the “FOR” votes cast at the annual meeting must exceed the “AGAINST” votes cast at the annual meeting. If you do not vote in person or sign and return a proxy, your shares will not be counted as “FOR” votes or “AGAINST” votes at the annual meeting.

How many votes are needed to adopt and approve the Oxford Industries, Inc. Long-Term Incentive Plan?

      To adopt and approve the Oxford Industries, Inc. Long-Term Incentive Plan, the “FOR” votes cast at the annual meeting must exceed the “AGAINST” votes cast at the annual meeting. If you do not vote in person or sign and return a proxy, your shares will not be counted as “FOR” votes or “AGAINST” votes at the annual meeting.

How many votes are needed to ratify the appointment of Ernst & Young LLP, as the Company’s registered public accounting firm for the fiscal Year ending June 3, 2005?

      To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 3, 2005, the “FOR” votes cast at the annual meeting must exceed the “AGAINST” votes cast at the annual meeting. If you do not vote in person or sign and return a proxy, your shares will not be counted as “FOR” votes or “AGAINST” votes at the annual meeting.

How many votes are needed for other matters?

      To approve any other matter that properly comes before the annual meeting, the “FOR” votes cast in favor of the matter must exceed the “AGAINST” votes cast against the matter. The Board knows of no other matters that will be brought before the annual meeting. If other matters are properly introduced, the persons named in the enclosed proxy as the proxy holders will vote on such matters in their discretion.

Will my shares be voted if I do not provide my proxy?

      Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under rules of the New York Stock Exchange (which we refer to as the “NYSE”) to vote customers’ unvoted shares on “routine” matters, which includes the election of directors and the ratification of the appointment of independent auditors. Accordingly, if a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the annual meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes, as the case may be, with respect to all “routine” matters voted on at the annual meeting. However, the adoption and approval of the Oxford Industries, Inc. Employee Stock Purchase Plan and the Oxford Industries, Inc. Long-Term Incentive Plan are not considered “routine” matters under the NYSE rules. Accordingly, a brokerage firm may not vote your shares on these matters without specific instructions from you, and in the absence of instructions, your shares will count as present at the annual meeting for purposes of establishing a quorum but will not count as “FOR” or “AGAINST” votes with respect to the proposals to adopt and approve the Oxford Industries, Inc. Employee Stock Purchase Plan and the Oxford Industries, Inc. Long-Term Incentive Plan. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the annual meeting for quorum purposes, but will not count as “FOR” votes or “AGAINST” votes on any matter voted on at the annual meeting. These are referred to as broker non-votes.

ELECTION OF DIRECTORS

(Item 1)

Board of Directors

      Our Board of Directors currently has twelve members. The directors are divided into three classes that are as nearly equal in size as possible. The directors in each class are elected to staggered three-year terms. A director holds office until the annual meeting of shareholders held in the year during which the director’s term ends or until a successor is elected and qualified.

      The Board has nominated E. Jenner Wood III, Helen B. Weeks, S. Anthony Margolis and James A. Rubright for election as Class III Directors to hold office until 2007. If a nominee becomes unable to serve as a director, a proxy may, in the discretion of the person(s) named in the proxy, be voted for a substitute nominee or may not be voted at all. Each nominee has consented to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

      Our directors must retire when they reach the age set forth in the table below beside the type of director indicated in the table below, although they may continue to serve until the next annual or special meeting of shareholders at which directors are to be elected.

Type of Director	Age

Employee directors (other than our Chief Executive Officer)	65
Our Chief Executive Officer (if she or he is a director)	72
Non-employee directors not actively employed by a company in which such director does not beneficially own a controlling interest	72
Non-employee directors actively employed by a company in which such director does not beneficially own a controlling interest	75

      Our Board may amend our Bylaws to increase the size of the board and may fill the vacancies created by this increase.

      We do not believe that any of the nominees for director will be unwilling or unable to serve as director. However, if at the time of the annual meeting any of the nominees should be unwilling or unable to serve, proxies will be voted as recommended by the Board to do one of the following:

•	to elect substitute nominees recommended by the Board;

•	to allow the vacancy created to remain open until filled by the Board; or

•	to reduce the number of directors for the ensuing year.

Recommendation of the Board of Directors

      The Board recommends a vote “FOR” each of E. Jenner Wood III, Helen B. Weeks, S. Anthony Margolis and James A. Rubright to hold office until the annual meeting of shareholders in 2007, or until their successors are qualified and elected. Proxies returned without instructions will be voted “FOR” these nominees.

Nominees for Election — Class III Directors — Terms Expire in 2007

Name	Age	Director Since	Positions Held

E. Jenner Wood III	53	1995	Mr. Wood became Chairman, President and Chief Executive Officer of SunTrust Bank, Central Group, in March 2001. Mr. Wood served as Executive Vice President of SunTrust Banks, Inc. from 1994 until 2001. SunTrust Banks, Inc. is a financial holding company that through its flagship subsidiary, SunTrust Bank, offers deposit, credit and trust and investment services. Mr. Wood is a director of Cotton States Life Insurance Co., Cotton States Mutual Insurance Co., Crawford & Company and Georgia Power Company.
Helen B. Weeks	50	1998	Ms. Weeks founded Ballard Designs, Inc., a home furnishing catalog business, in 1983 and served as Chief Executive Officer until she retired in 2002.
S. Anthony Margolis	62	2003	Mr. Margolis has been a Group Vice President of the Company since 2003. Prior to joining the Company, Mr. Margolis had been the Chief Executive Officer and President of Viewpoint International, Inc., which was acquired by the Company in June 2003, since 1992.

Name	Age	Director Since	Positions Held

James A. Rubright	57	N/A	Mr. Rubright has served as Chief Executive Officer of Rock-Tenn Company, a manufacturer of paperboard, paperboard packaging and merchandising displays for sale primarily to non-durable goods producers, since October 1999 and Chairman of its Board of Directors since January 2000. Prior to joining Rock-Tenn, Mr. Rubright served as an executive officer of Sonat, Inc., an energy company, with responsibility for Sonat’s interstate natural gas pipeline group and energy services businesses. Mr. Rubright is also a director of AGL Resources Inc., an energy company, and Avondale Incorporated, a textile manufacturing company.

Continuing Class I Directors — Terms Expire in 2005

Name	Age	Director Since	Positions Held

J. Reese Lanier, Sr.*	61	1974	Mr. Lanier is self-employed in farming and related businesses and has had this occupation for more than five years.
Cecil D. Conlee	68	1985	Mr. Conlee is Chairman of CGR Advisors, a real estate advisory company, and has held this position since 1990. He is also a director of Central Parking Corporation.
Knowlton J. O’Reilly	64	1987	Mr. O’Reilly has been Group Vice President of the Company since 1978.

Continuing Class II Directors — Terms Expire in 2006

Name	Age	Director Since	Positions Held

J. Hicks Lanier*	64	1969	Mr. Lanier has been Chairman and Chief Executive Officer of the Company since 1981. From 1977 until 2003, Mr. Lanier was also President of the Company. He is also a director of SunTrust Banks, Inc., Crawford & Company, West Point Stevens, Inc., and Genuine Parts Company.
Tom Gallagher	56	1991	Mr. Gallagher is Chief Executive Officer and President of Genuine Parts Company, a distributor of automotive replacement parts, industrial products, office supplies and electrical and electronic parts. He was appointed Chief Executive Officer in 2004 and President in 1990. He is also a director of Genuine Parts Company, STI Classic Funds, and STI Classic Variable Trust.

Name	Age	Director Since	Positions Held

Robert E. Shaw	73	1991	Mr. Shaw is Chief Executive Officer of Shaw Industries Group, Inc., a manufacturer and seller of carpeting to retailers and distributors, and has held this position since 1971.
Clarence H. Smith	53	2003	Mr. Smith is President and Chief Executive Officer of Haverty Furniture Companies, Inc., a home furnishings retailer, and has held this position since January 2003. He served as President and Chief Operating Officer of Haverty Furniture Companies, Inc. from 2002 to 2003, Chief Operating Officer from 2000 to 2002, and Senior Vice President, General Manager — Stores from 1996 to 2000. He is also a director of Haverty Furniture Companies, Inc.

*	J. Hicks Lanier and J. Reese Lanier, Sr. are first cousins.

Corporate Governance

      Director Independence. The Board has determined that the following directors are independent: Cecil D. Conlee, Robert E. Shaw, Clarence H. Smith, Helen B. Weeks and E. Jenner Wood III. In determining director independence, the Board broadly considers all relevant facts and circumstances when making a determination of independence, including the corporate governance listing standards of the NYSE. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with our Company or our management that impairs the director’s ability to make independent judgments. The Board has determined that each of these directors has no material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company). Mr. E. Jenner Wood III has certain relationships with our Company that are described elsewhere in this proxy statement under the heading “Certain Transactions.” The Board has determined that no such relationship is material for purposes of determining the independence of such directors in accordance with the NYSE corporate governance listing standards. If elected, the Board believes that Mr. James A. Rubright would be an independent director.

      Corporate Governance Guidelines. We have posted our Corporate Governance Guidelines on our Internet website at www.oxfordinc.com.

      Director Self-Evaluation. Our Corporate Governance Guidelines provide that our Board will conduct an annual self-evaluation of the Board and its Committees. The Corporate Governance Guidelines provide that the Nominating, Compensation and Governance Committee is responsible for overseeing the self-evaluation process.

      Meetings of Non-Employee Directors. Pursuant to our Corporate Governance Guidelines, our non-employee directors periodically meet separately from the other directors. Our non-management directors include directors who are independent, as defined in the NYSE corporate governance listing standards, and any other directors who are not officers of our Company even though they may have another relationship to our Company or our management that prevents them from being independent.

      Presiding Independent Director. Robert E. Shaw is the presiding independent director, in accordance with our Corporate Governance Guidelines.

Meetings of the Board of Directors

      The Board met four times during our fiscal year that ended on May 28, 2004 (“fiscal 2004”). Except for Robert E. Shaw (who attended 50%), each director attended at least 75% of all meetings of the Board and Committees on which they served in fiscal 2004.

Committees of the Board of Directors

      The Board has an Executive Committee, an Audit Committee and a Nominating, Compensation and Governance Committee.

      Executive Committee. Messrs. Ben B. Blount, Jr., J. Hicks Lanier, Knowlton J. O’Reilly and Robert E. Shaw are the members of the Executive Committee. Mr. J. Hicks Lanier is chairman of the Committee.

      The Executive Committee is authorized to exercise the authority of the full board in managing the business and affairs of our Company. However, the Executive Committee does not have certain powers, including the following:

(1) fill vacancies on the Board;

(2) adopt, amend or repeal our Bylaws; or

(3) approve or propose to shareholders action that Georgia law requires to be approved by shareholders.

      The Executive Committee did not meet in fiscal 2004.

      Audit Committee. Cecil D. Conlee, Clarence B. Rogers, Jr. and Clarence H. Smith are the members of the Audit Committee. Mr. Conlee is chairman of the Committee. We have posted the Committee’s charter on our Internet website at www.oxfordinc.com. A copy is also attached to this proxy statement as Exhibit A. The Board has determined that Mr. Conlee is an “Audit Committee financial expert” as that term is defined in Item 401(h)(1) of Regulation S-K under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). The Board has also determined that all members of the Committee are independent. See “Board of Directors — Corporate Governance — Director Independence” above.

      The Board established the Audit Committee (in accordance with Rule 10A-3 of the Exchange Act) to assist the Board in fulfilling its responsibilities with respect to the oversight of the following:

(1) the integrity of our financial statements, reporting processes and systems of internal controls;

(2) our compliance with applicable laws and regulations;

(3) the qualifications and independence of our independent auditors; and

(4) the performance of our internal audit department and our independent auditors.

      The principal duties and responsibilities of the Audit Committee are set forth in its charter. The Audit Committee may exercise additional authority prescribed from time to time by the Board.

      The Audit Committee held five meetings in fiscal 2004, including meetings to review each of the quarterly earnings releases.

      Nominating, Compensation and Governance Committee. Cecil D. Conlee, Robert E. Shaw and Helen B. Weeks are the members of the Nominating, Compensation and Governance Committee. Mr. Shaw is chairman of the Committee. We have posted the Committee’s charter on our Internet website at www.oxfordinc.com. The Board has determined that all members of the Committee are independent. See “Board of Directors — Corporate Governance — Director Independence” above.

      The purpose of the Nominating, Compensation and Governance Committee is to:

(1) assist our Board in fulfilling its responsibilities with respect to compensation of our executive officers;

(2) recommend candidates for all directorships to be filled;

(3) identify individuals qualified to serve as members of our Board;

(4) review and recommend Committee appointments;

(5) take a leadership role in shaping our corporate governance;

(6) develop and recommend to the Board for adoption our Corporate Governance Guidelines;

(7) lead the Board in the Board’s annual review of its own performance; and

(8) perform other functions that it deems necessary or appropriate.

      The Nominating, Compensation and Governance Committee also has the following responsibilities related to determining the compensation of executive officers:

(1) administer our stock option and restricted stock plans;

(2) administer our Executive Performance Incentive Plan;

(3) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”);

(4) evaluate the CEO’s performance in light of those goals and objectives;

(5) determine the compensation of the CEO based upon this evaluation;

(6) review and approve the compensation of our executive officers;

(7) make recommendations to the Board regarding non-chief executive officer compensation, incentive-compensation plans and equity-based plans; and

(8) annually prepare a report on Executive Compensation for inclusion in our proxy statement.

      In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider our performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years and such other factors as the Committee deems relevant.

      The Nominating, Compensation and Governance Committee also has the following responsibilities related to determining the Board selection, composition and evaluation:

(1) establish criteria for the selection of new directors to serve on the Board;

(2) identify individuals qualified to serve as members of our Board pursuant to our Corporate Governance Guidelines;

(3) recommend candidates for all directorships to be filled;

(4) consider questions of independence and possible conflicts of interest of members of the Board and our executive officers; and

(5) lead the Board in the Board’s annual review of its own performance.

      The Nominating, Compensation and Governance Committee will consider nominees recommended by shareholders. The procedures that shareholders must follow to nominate persons for election to the Board are set forth under the heading “Additional Information — Shareholder Nominations for Election of Directors” elsewhere in this proxy statement.

      The Nominating, Compensation and Governance Committee met twice during fiscal 2004.

Compensation of Directors

      For fiscal 2004, directors who were not our employees received an annual retainer of $24,000 each year plus $1,250 for each Board and Committee meeting she or he attended. In addition, these directors were reimbursed for their out-of-pocket expenses in attending meetings. Directors who were not our employees and chaired Committees did not receive any additional compensation.

      On July 12, 2004, the Board of Directors approved an increase in the compensation of each director who is not our employee and chairs a Committee. Effective in fiscal 2005, each such director will receive an annual retainer of $30,000 each year plus $1,250 for each Board and Committee meeting she or he attends and reimbursement for any of her or his out-of-pocket expenses in attending meetings. Beginning in fiscal 2005, each director who is not our employee will receive half of her or his annual retainer in the form of restricted shares of our Common Stock, and may elect to receive part or all of her or his remaining annual retainer in the form of restricted shares of our Common Stock. The compensation for other directors who are not our employees will remain the same in fiscal 2005.

COMMON STOCK OWNERSHIP BY MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

      The table below sets forth certain information, as of August 31, 2004 (except as noted), regarding the beneficial ownership of shares of our Common Stock by:

•	our directors;

•	our named executive officers;

•	owners of 5% or more of our Common Stock; and

•	our directors and executive officers as a group. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of our Common Stock shown as being beneficially owned by them.

      Under the rules of the Securities and Exchange Commission (the “SEC”), a person “beneficially owns” securities which that person has the right to purchase within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities, and a person may be deemed to beneficially own securities in which he or she has no financial interest. Unless otherwise indicated, the address for each stockholder on this table is c/o Oxford Industries, Inc., 222 Piedmont Avenue, N.E., Atlanta, Georgia 30308.

	Beneficial Ownership of
	Common Stock

	Number of		Percent of
Name	Shares		Class(1)

Apex Capital, LLC	1,065,000	(a)	6.3%
SunTrust Banks, Inc.	1,027,283	(b)	6.1%
Columbia Wanger Asset Management, L.P.	1,065,600	(c)	6.3%
J. Hicks Lanier	1,980,947	(d)	11.7%
Cecil D. Conlee	6,500		*
Tom Gallagher	4,000		*
J. Reese Lanier, Sr.	624,560	(e)	3.7%
Clarence B. Rogers, Jr.	2,000		*
Robert E. Shaw	2,000		*
Clarence H. Smith	400		*
Helen B. Weeks	0		*
E. Jenner Wood III	1,000		*
Ben B. Blount, Jr.	55,900	(f)	*
S. Anthony Margolis	49,384	(g)	*
Knowlton J. O’Reilly	25,062	(h)	*
Michael J. Setola	0		*
Thomas C. Chubb III	16,470	(i)	*
L. Wayne Brantley	7,600	(j)	*
R. Larry Johnson	28,970		*
Frank Sahagian, Jr.	7,400	(k)	*
John A. Baumgartner	7,574	(l)	*
K. Scott Grassmyer	2,600	(k)	*
J. Reese Lanier, Jr.	76,798	(m)	*
Chris B. Cole	0		*
Dominic C. Mazzone	0		*
Anne M. Shoemaker	2,344	(n)	*
All directors and executive officers as a group (23 persons)	2,901,509		17.1%

*	Less than 1%

(1)	Based on an aggregate of 16,927,271 shares of our Common Stock, which represents (i) 16,756,401 shares of our Common Stock issued and outstanding as of August 31, 2004 and (ii) 170,870 shares of our Common Stock (which represents the number of shares of Common Stock issuable upon exercise of outstanding stock options that are or will become exercisable on or prior to October 30, 2004 for each individual in this table).

(a)	The shares shown as beneficially owned by Apex Capital, LLC (“Apex”) include (i) 1,065,000 shares with respect to which Apex and Sanford J. Colen (“Colen”) have shared voting power and shared investment power and (ii) 14,000 shares held of record by Colen of which he has sole voting power and sole investment power. Its address is 25 Orinda Way, Suite 300, Orinda, CA 94563. This information was as of December 31, 2003 and was obtained from a Schedule 13G filed as of February 17, 2004.
(b)	The shares reported are held by SunTrust Banks, Inc. and its subsidiaries in various fiduciary and agency capacities and include (i) 706,023 shares with respect to which they have sole voting power, (ii) 855,569 shares with respect to which they have sole investment power and (iii) 171,714 shares with respect to which they have shared investment power. Its address is 303 Peachtree Street, Suite 1500, Atlanta, GA 30308. This information was as of December 31, 2003 and was obtained from a Schedule 13G filed as of February 13, 2004.
(c)	The shares reported are held by Columbia Wanger Asset Management, L.P. and its general partner in various fiduciary and agency capacities. Wanger Asset Management, L.P. has shared voting and investment power over the reported shares. Its address is 227 West Monroe Street, Suite 3000, Chicago, IL 60606. This information was as of December 31, 2003 and was obtained from a Schedule 13G filed as of February 10, 2004.
(d)	Of this amount, Mr. Lanier has sole voting and investment power with respect to 453,475 shares, sole voting and investment power with respect to 675,328 shares held by a charitable foundation of which Mr. Lanier is a trustee, sole voting and investment power with respect to 783,544 shares held by various trusts, and 68,600 shares of exercisable options.
(e)	Of this amount, Mr. Lanier has sole voting and investment power with respect to 551,378 shares, and sole voting and investment power with respect to 73,182 held by trust.

(f)	Of this amount, Mr. Blount has sole voting and investment power with respect to 9,900 shares, and 46,000 shares representing exercisable options.

(g)	Of this amount, Mr. Margolis has sole voting and investment power with respect to 48,592 shares, and 792 shares held by trust.
(h)	Of this amount, Mr. O’Reilly has sole voting and investment power with respect to 10,462 shares, and 14,600 shares representing exercisable options.

(i)	Of this amount, Mr. Chubb has sole voting and investment power with respect to 2,000 shares, and 14,470 shares representing exercisable options.
(j)	Of this amount, Mr. Brantley has sole voting and investment power with respect to 3,000 shares, and 4,600 shares representing exercisable options.

(k)	These shares are all in the form of exercisable options.

(l)	Of this amount, Mr. Baumgartner has sole voting and investment power with respect to 2,174 shares, and 5,400 shares representing exercisable options.

(m)	Of this amount, Mr. Lanier has sole voting and investment power with respect to 53,232 shares, sole voting and investment power with respect to 18,666 shares held by trust, and 4,900 shares representing exercisable options.

(n)	Of this amount, Ms. Shoemaker has sole voting and investment power with respect to 44 shares, and 2,300 shares representing exercisable options.

EXECUTIVE OFFICERS

Identification of Executive Officers

      The executive officers of our Company are as follows as of September 2, 2004:

Name	Age	Position Held

J. Hicks Lanier	64	Chairman and Chief Executive Officer
Ben B. Blount, Jr.	65	Executive Vice President and Chief Financial Officer
Michael J. Setola	46	President
S. Anthony Margolis	62	Group Vice President
Knowlton J. O’Reilly	64	Group Vice President
Thomas C. Chubb III	40	Executive Vice President
L. Wayne Brantley	62	Group Vice President
R. Larry Johnson	65	Group Vice President
Frank Sahagian, Jr.	52	Group Vice President
John A. Baumgartner	61	Senior Vice President
K. Scott Grassmyer	43	Senior Vice President and Controller
J. Reese Lanier, Jr.	39	Senior Vice President and Treasurer
Christine B. Cole	55	Vice President
Dominic C. Mazzone	35	Vice President, General Counsel and Secretary
Anne M. Shoemaker	45	Vice President

      All our executive officers are elected annually by and serve at the discretion of either the Board or the Chairman of the Board.

      Messrs. J. Hicks Lanier, S. Anthony Margolis, Ben B. Blount, Jr. and Knowlton J. O’Reilly are also directors. The Board of Directors of the Company elects executive officers annually.

      Mr. J. Hicks Lanier has been Chairman and Chief Executive Officer of the Company since 1981. From 1977 until 2003, Mr. Lanier was also President of the Company. He is also a director of SunTrust Banks, Inc., Crawford & Company, West Point Stevens, Inc., and Genuine Parts Company.

      Mr. Ben B. Blount, Jr. has served as Executive Vice President and Chief Financial Officer since 1995. On June 30, 2004, the Company announced that Mr. Blount will retire on October 4, 2004, at which time he will also resign from the Company’s Board of Directors.

      Mr. Michael J. Setola has served as President since 2003. Prior to joining the Company, Mr. Setola had been the Chairman and Chief Executive Officer of Salant Corporation since 1998.

      Mr. S. Anthony Margolis has served as Group Vice President since 2003. Prior to joining the Company, Mr. Margolis had been the Chief Executive Officer and President of Viewpoint International, Inc. since 1992.

      Mr. Knowlton J. O’Reilly has served as Group Vice President since 1978.

      Mr. Thomas C. Chubb III was appointed as Executive Vice President in 2004. From 1999 to 2004, he served as Vice President, General Counsel and Secretary.

      Mr. L. Wayne Brantley has served as Group Vice President since 1997.

      Mr. R. Larry Johnson has served as Group Vice President since 1997.

      Mr. Frank Sahagian, Jr. has served as Group Vice President since 2002. From 2000 to 2002, he served as President of the Oxford Shirt Group. From 1994 to 2000, he served as President of the OxSport Group.

      Mr. John A. Baumgartner was appointed as Senior Vice President in 2004. From 1992 to 2004, he served as Vice President.

      Mr. K. Scott Grassmyer was appointed as Senior Vice President in 2004 and remains Controller. From 2003 to 2004, he served as Vice President and Controller. From 2002 to 2003, he served as Controller. Prior to joining the Company, he served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Duck Head Apparel Company, Inc., an apparel manufacturer, since 1999.

      Mr. J. Reese Lanier, Jr. was appointed as Senior Vice President in 2004 and remains Treasurer. From 2003 to 2004, he served as Vice President and Treasurer. From 2000 to 2003, he served as Treasurer. From 1998 to 2000, he served as Director of Investor Relations.

      Ms. Christine B. Cole was appointed as Vice President in 2004. Prior to joining the Company, Ms. Cole had been Vice President of Reed Business Information, Inc., a provider of information and communications for a diverse range of business sectors, since 1999.

      Mr. Dominic C. Mazzone was appointed as Vice President, General Counsel and Secretary in 2004. Prior to joining the Company, Mr. Mazzone had been Corporate Counsel at The Home Depot, Inc., a home improvement retailer, since 2002 and an attorney at the law firm of Alston & Bird LLP from 1997 to 2002.

      Ms. Anne M. Shoemaker was appointed as Vice President in 2004. From 1995 to 2004, she served as Director of Credit and Internal Audit.

Code of Ethical Conduct for CEO and Senior Financial Officers

      Our Board of Directors has adopted a code of ethical conduct for our principal executive officer (our CEO), our principal financial officer (our Chief Financial Officer), and our principal accounting officer (our Controller). These officers are expected to adhere at all times to this code of ethical conduct. We have posted this code of ethical conduct on our Internet website at www.oxfordinc.com. Failure to comply with this code of ethical conduct is a serious offense and will result in appropriate disciplinary action. Our Board and our Audit Committee each has the authority to independently approve, in their sole discretion, any such disciplinary action as well as any amendment to and any material departure from a provision of this code of ethical conduct. We will disclose on our Internet website at www.oxfordinc.com, to the extent and in the manner permitted by Item 10 of Form 8-K under Section 13 of the Exchange Act, the nature of any amendment to this code of ethical conduct (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this code of ethical conduct, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this code of ethical conduct that has been made known to any of the executive officers noted above.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The table below shows the compensation earned during fiscal 2004, 2003, and 2002 by our CEO and our four other most highly compensated executive officers who were serving at the end of the fiscal 2004. These individuals are called the “named executive officers.”

Summary Compensation Table

					Long-Term
					Compensation
					Awards
			Annual Compensation
					Stock
			Salary	Bonus	Options	All Other
Name and Principal Position	Year		($)	($)	(# shares)(1)	Compensation($)(2)

J. Hicks Lanier	2004		581,154	709,734	13,000	54,563
Chairman of the Board &	2003		505,052	736,950	10,000	57,861
Chief Executive Officer	2002		471,976	25,000	10,000	26,344
S. Anthony Margolis	2004	(3)	1,035,697	741,942	None	12,000
Group Vice President	2003		N/A	N/A	N/A	N/A
	2002		N/A	N/A	N/A	N/A
Ben B. Blount, Jr.	2004		427,173	275,000	None	35,064
Executive Vice President	2003		419,750	300,000	10,000	31,280
& Chief Financial Officer	2002		394,788	14,887	10,000	22,071
Michael J. Setola	2004	(4)	382,846	350,000	None	None
President	2003		N/A	N/A	N/A	N/A
	2002		N/A	N/A	N/A	N/A
Knowlton J. O’Reilly	2004		470,770	180,000	13,000	9,507
Group Vice President	2003		450,480	300,000	10,000	6,744
	2002		403,559	None	10,000	5,925

(1)	Adjusted to reflect our two-for-one stock split on December 1, 2003.
(2)	All other compensation includes the following items in the amounts set forth besides each executive officer’s name on the table set forth below for fiscal 2004.

				Matching Contributions to our
	Excess Group Life	Split Dollar Life	Matching Contributions to	Non-Qualified Deferred
Executive Officer	Insurance($)	Insurance($)	our 401(k) Plan($)	Compensation Plan($)

J. Hicks Lanier	7,524	471	4,130	42,438
S. Anthony Margolis	None	None	6,000	6,000
Ben B. Blount, Jr.	8,878	532	4,130	21,524
Michael J. Setola	None	None	None	None
Knowlton J. O’Reilly	9,036	471	None	None

(3)	Mr. Margolis’ 2004 compensation is prorated for 50 weeks in fiscal 2004.
(4)	Mr. Setola’s 2004 compensation is prorated for 28 weeks in fiscal 2004.

Option Grants Table

      The table below shows information relating to the options granted during fiscal 2004 to each named executive officer.

Options/SAR Grants in Last Fiscal Year

	Individual Grants

	Number of Shares	Percent of
	Underlying	Total Options	Exercise of
	Options	Granted to	Base Price	Expiration	Grant Date
Name	Granted(#)(1)	Employees	($/SH)	Date	Present Value(2)

J. Hicks Lanier	13,000	2.82	26.44	August 18, 2013	$150,410 ($11.57/SH	)
S. Anthony Margolis	0	0	N/A	N/A	N/A
Ben B. Blount, Jr.	0	0	N/A	N/A	N/A
Michael J. Setola	40,000	8.68	32.15	November 13, 2013	$566,800 ($14.17/SH	)
Knowlton J. O’Reilly	13,000	2.82	26.44	August 18, 2013	$150,410 ($11.57/SH	)

(1)	Adjusted to reflect our two-for-one stock split on December 1, 2003.
(2)	“Grant Date Present Value” represents the estimated present value of the stock options measured at the date of grant using the Black-Scholes option pricing model with the following assumptions:

•	For stock options expiring on August 18, 2013: risk-free interest rate of 4.913%; dividend yield of 1.59%; volatility factor of 0.3461 and an expected option life of ten years; and

•	For stock options expiring on November 13, 2013: risk-free interest rate of 4.577%; dividend yield of 1.31%; volatility factor of 0.3525 and an expected option life of ten years.

Aggregated Options Table

      The table below shows information with respect to options exercised during fiscal 2004 and options held at the end of fiscal 2004 by each named executive officer. All options are options to purchase our Common Stock.

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal Year-End Option/SAR Values

			Number of Shares
			Underlying Unexercised	Value(2) of Unexercised
	Shares		Options at	In-the-Money Options at
	Acquired	Value	Fiscal Year-End(#)	Fiscal Year-End($)
Name	on Exercise(#)(1)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

J. Hicks Lanier	0	N/A	54,000/ 39,000	1,221,588/796,880
S. Anthony Margolis	0	N/A	0/0	0/0
Ben B. Blount, Jr.	20,000	140,137	34,000/26,000	848,150/666,100
Michael J. Setola	0	N/A	0/40,000	0/174,000
Knowlton J. O’Reilly	50,000	447,637	0/39,000	0/796,880

(1)	Adjusted to reflect our two-for-one stock split on December 1, 2003.
(2)	These amounts reflect the difference between:

•	the fair market value of the shares of our Common Stock underlying the options held by each officer based on an average of the “high” and “low” sale price per share of our Common Stock of $36.50 on May 28, 2004 as reported on the NYSE, and

•	the aggregate exercise price of such options.

Equity Compensation Plan Information

      The table below shows information as of May 28, 2004 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans, consisting of the 1997 Stock Option Plan and the 1997 Restricted Stock Plan.

	(a)	(b)	(c)

	Number of securities	Weighted-average	Number of securities remaining
	to be issued upon	exercise price of	available for future issuance under
	exercise of	outstanding	equity compensation plans
	outstanding options,	options, warrants	(excluding securities reflected in
Plan category	warrants and rights	and rights	column (a))

Equity compensation plans approved by security holders	1,003,920	$19	1,547,776 (1)
Equity compensation plans not approved by security holders	0	0	0

Total	1,003,920	$19	1,547,776

(1)	Includes shares available for issuance under the 1997 Restricted Stock Plan

Nominating, Compensation and Governance Committee Interlocks and Insider Participation

      Ms. Helen B. Weeks and Messrs. Cecil D. Conlee and Robert E. Shaw served on the Nominating, Compensation and Governance Committee of the Board during fiscal 2004. None of them are current or former officers or employees of our company or any subsidiary or have any other direct or indirect relationship with our company or any other entity that could reasonably be expected to influence their actions as members of the Nominating, Compensation and Governance Committee.

CERTAIN TRANSACTIONS

Certain Relationships and Related Transactions

      SunTrust Banks, Inc. and its subsidiaries (“SunTrust”) are principal shareholders of the Company (see “Beneficial Ownership of Common Stock — Principal Shareholders” above). Mr. J. Hicks Lanier is on the Board of Directors of SunTrust and its Audit Committee. Mr. E. Jenner Wood III was Chairman, President and Chief Executive Officer of SunTrust Bank, Central Group, at the end of fiscal 2004.

      In fiscal 2004, we established a $275 million syndicated credit facility under which subsidiaries of SunTrust served as agent and lender. As of May 28, 2004, we had no direct borrowings and $99.5 million outstanding under the credit facility. In fiscal 2004, the services provided and interest and fees paid to SunTrust in connection with such services are set forth below.

Service	Fees and interest

Agent for credit facility	$4,749,190
Cash management and senior notes related services	$82,000
Trustee for deferred compensation plan and industrial revenue bonds	$8,000
Stock transfer services	$9,600

      Our aggregate payments to SunTrust and its subsidiaries for these services, together with all of the other services described above in this section, did not exceed 1% of our gross revenues during fiscal 2004 or 1% of SunTrust Banks’ gross revenues during its fiscal year ended December 31, 2003.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee, which operates under a written charter adopted by our Board of Directors, is composed of independent directors and oversees, on behalf of the Board of Directors, our Company’s financial reporting process and system of internal control over financial reporting. We have posted the Audit Committee’s charter on our Internet website at www.oxfordinc.com. A copy is also attached to this proxy statement as Exhibit A. Our management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements to be included in the annual report on Form 10-K for the fiscal year ended May 28, 2004 (“fiscal 2004”) with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards 61 (Communication with Audit Committees)) and applicable law.

      In addition, the independent auditors provided to the Audit Committee the written disclosures and the letter regarding its independence from management and our Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed this information with the independent auditors. The Audit Committee discussed with our Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our Company’s internal controls, and the overall quality of our Company’s financial reporting. The Audit Committee also considered whether the independent auditors’ provision of other non-audit services to our Company is compatible with the auditors’ independence. The Audit Committee held five meetings during fiscal 2004.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the board approved) that the audited financial statements be included in the annual report on Form 10-K for fiscal 2004 for filing with the SEC.

Respectfully Submitted,

Cecil D. Conlee, Chairman

Clarence B. Rogers, Jr.
Clarence H. Smith

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT AUDITORS

Fees

      The Audit Committee annually approves the engagement of independent public accountants to provide audit and non-audit services to the Company before the appointment of such auditors is commenced.

      Audit Fees. The aggregate fees we paid Ernst & Young LLP for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K for fiscal 2004 and fiscal 2003 totaled $535,000 and $434,926, respectively. The services consist of professional fees provided in connection with the audit of our financial statements, review of our quarterly financial statements, accounting consultations in connection with the audit of the annual financial statements, and audit services provided in connection with regulatory filings.

      Audit Related Fees. Ernst & Young LLP did not bill us and we did not pay for any audit related fees in fiscal 2004. The aggregate fees we paid Ernst & Young LLP for assurance and related services in fiscal 2003 were $10,609. Such fees related to Ernst & Young LLP’s performance of due diligence in preparation for a Company acquisition.

      Tax Fees. The aggregate fees we paid in fiscal 2004 for professional services rendered by Ernst & Young LLP for tax compliance, tax advice, and tax planning totaled $27,885. The aggregate fees we paid in fiscal 2003 for professional services rendered by Ernst & Young LLP for tax compliance, tax advice, and tax planning totaled $82,767.

      Other Fees. None.

Auditor Independence

      The Audit Committee considered the effects that the provision of the services described above under the subheadings “Audit Related Fees” and “Tax Fees” may have on the auditor’s independence and has determined that such independence has been maintained.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.

      Under the policy, pre-approval is generally provided for:

•	work associated with registration statements under the Securities Act of 1933 (for example, comfort letters or consents);

•	statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audits;

•	due-diligence work for potential acquisitions or disposals;

•	attest services not required by statute or regulation;

•	adoption of new accounting pronouncements or auditing and disclosure requirements and accounting or regulatory consultations; internal control reviews and assistance with internal control reporting requirements;

•	review of information systems security and controls; tax compliance, tax planning and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities;

•	expatriate and other individual tax services; and

•	assistance and consultation on questions raised by regulatory agencies.

      For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent auditor’s independence.

      The Audit Committee has approved in advance certain permitted services whose scope is routine across business units. These services are (i) statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audit and (ii) individual tax preparation and related administration under the International Service Associate programs, including the related local expatriate tax programs (not including any individual tax services for executive officers).

REPORT ON EXECUTIVE COMPENSATION

      The Nominating, Compensation and Governance Committee of the Board has three members, each of whom is an independent, non-employee director. The Committee administers our stock option and restricted stock plans. The Committee also determines the compensation of our Chief Executive Officer and approves the compensation of the other executive officers. The Committee meets formally once each year and may have informal meetings at other times during the year. The Committee met twice in the fiscal year ended May 28, 2004 (“fiscal 2004”).

Compensation Policy

      Our Company’s compensation policy is to pay for performance. Compensation practices for all executives, including the executive officers, are designed to encourage and reward the achievement of our Company’s objectives. The achievement of these objectives should enhance shareholder value.

Executive Compensation Program

      Our Executive Compensation program has three elements. Those elements are base salary, short-term incentive compensation in the form of annual cash bonuses and long-term incentive awards in the form of stock option grants. These elements comprise virtually all of the compensation of our executives.

      Base Salary. Each position in our Company is assigned a job grade based on the responsibilities of the position. For each job grade, a salary range is determined based on compensation surveys. An individual’s salary is determined by the person’s job grade and individual performance. Our executive officers set the salary of each executive. The Chief Executive Officer sets the salaries of all other executive officers, and the Committee sets the salary of the Chief Executive Officer and, to the extent it approves of them, ratifies the salaries of all other executive officers.

      Short-term Incentive Compensation. Each named executive officer, other than the Chief Executive Officer, participates in our Performance Bonus Program. Until and including the fiscal year ended May 30, 2003 (“fiscal 2003”), the Chief Executive Officer also participated in our Performance Bonus Program. Based upon on our shareholders’ approval, in fiscal 2004 the Chief Executive Officer began participating in our Executive Performance Incentive Plan. Each of the programs is designed to encourage the achievement of our Company’s objectives by rewarding executives when these objectives are met or exceeded. For fiscal 2003 and 2004, a target bonus level was established for each employee eligible to participate in either of the programs. In addition, a “threshold” return on net assets (“RONA”), a “target” RONA and a “maximum” RONA was established for each business unit and our Company as a whole.

      The threshold RONA must be met before any bonus is earned. If a business unit’s RONA for the fiscal year equals or exceeds the threshold RONA, and if other requirements of the bonus plan are met, eligible participants will earn a bonus. The bonus amount increases as the business unit’s RONA increases above the threshold RONA, up to the maximum RONA. Also, if the threshold RONA is met or exceeded, the bonus for the business unit is adjusted upward or downward to reflect the business unit’s sales increase or decrease. Each RONA level may be adjusted by up to plus or minus 25% for the applicable business unit’s sales increase or decrease from the prior year. Finally, if the threshold RONA is met or exceeded, an individual may receive an additional bonus amount based on his or her individual accomplishments. This individual performance element cannot exceed one hundred percent of the individual’s earned bonus.

      Mr. Lanier, with the approval of the Committee, determines the bonus targets and individual performance bonuses for Mr. Blount and the other named executive officers. The bonus paid to Mr. Blount and the other named executive officers (other than those described in the next two sentences) is based on our Company’s overall RONA. The bonus paid to each of Messrs. Knowlton J. O’Reilly, L. Wayne Brantley, R. Larry Johnson and Frank Sahagian is based on the RONA for the executive’s business unit or business units. The bonus paid to Mr. S. Anthony Margolis is based on the Tommy Bahama Group achieving certain performance-based goals pursuant to the agreement related to our acquisition of the Tommy Bahama Group.

      Long-term Incentive Compensation. Our Company’s long-term incentive compensation program currently consists of grants of nonqualified stock options. The Committee generally grants stock options on an annual basis, with the option price for the stock options set at the current fair market value of our Common Stock. The size of the stock option grants are based on the individual’s level of responsibility within our Company, and individuals within the same job grade generally receive similar stock option awards. Stock option grants are generally subject to a five-year vesting schedule. The Committee believes that stock option grants more closely align the interests of executives with those of our shareholders, as executives do not receive value from a grant unless our stock price increases.

Compensation of the Chief Executive Officer

      In reviewing Mr. Lanier’s base salary, the Committee took into account our Company’s excellent financial performance relative to the results of other publicly traded apparel companies. The Committee noted that this performance was particularly noteworthy given the continuously challenging retail environment and increasingly adverse economic conditions that prevailed during fiscal 2004. The Committee reviewed the strategic actions taken by Mr. Lanier to improve the future profitability and growth prospects of our Company. In particular, the Committee noted Mr. Lanier’s leadership of the Company’s successful integration of the Tommy Bahama Group into our Company, as well as the successful negotiation and completion of the Ben Sherman acquisition and related bank financing. The Committee discussed Mr. Lanier’s salary relative to his peers in the industry and noted that by comparison to others in the apparel industry Mr. Lanier’s salary was low for a chief executive officer. After discussion, the Committee increased Mr. Lanier’s annual base salary by 25% to $750,000 effective August 1, 2004. (The Committee notes that, in addition to base salary, Mr. Lanier participates in some Company-provided benefit programs such as life insurance, the Executive Savings Program and the Non-Qualified Deferred Compensation Plan that increase total base compensation as reported in the Executive Compensation Table.)

      For fiscal 2004, Mr. Lanier’s target bonus amount under our Performance Bonus Program was $255,300. Based on our Company’s results for fiscal 2004, Mr. Lanier’s earned bonus reached an amount of $354,867. In addition to his earned bonus, Mr. Lanier was eligible to receive an individual performance bonus in a range from 0 to 100% of his earned bonus. In determining the amount of this individual performance bonus, the Committee considered the factors described above with respect to base salary, as well as the individual performance bonuses being given to the other executive officers of our Company. Based on these considerations, the Committee awarded Mr. Lanier an individual performance bonus of 100% of his earned bonus, or $354,867, for a total bonus of $709,734 for fiscal 2004.

      The Committee determined that Mr. Lanier’s target bonus level for fiscal 2005 under the Executive Performance Incentive Plan is $550,000, an increase of 115% over the preceding year. The Committee will continue to have the discretion to award Mr. Lanier an individual performance bonus of up to 100% of his formula-derived bonus. When considering the amount, if any, of such an individual performance bonus, the Committee will evaluate our Company’s sales, earnings and return on net assets, its total return to shareholders, our Company’s relative performance compared to other apparel companies and Mr. Lanier’s achievements during the year.

Code Section 162(m) Implications for Executive Compensation

      It is the responsibility of the Committee to address the issues raised by Section 162(m) of the Internal Revenue Code of 1986. This Section limits our Company’s annual deduction to $1,000,000 for compensation paid to its chief executive officer and to the next four most highly compensated executives of our Company. Certain compensation that qualifies as performance-based or that meets other requirements under the Code may be exempt from the Code Section 162(m) limit. Our shareholders ratified the Oxford Industries, Inc. Executive Performance Incentive Plan so that a portion of the bonuses paid under that Plan may be treated as performance-based compensation not subject to the limits of Code Section 162(m). The Committee will continue to monitor the impact of Code Section 162(m), and reserves the right to award compensation in excess of the limits as it deems necessary or appropriate.

Conclusion

      The Nominating, Compensation and Governance Committee believes that our Company’s Executive Compensation program is competitive and provides the appropriate mix of incentives to achieve the goals of our Company. The achievement of these goals should enhance the profitability of our Company and provide sustainable value to our shareholders.

Respectfully submitted,

Robert E. Shaw, Chairman

Clarence B. Rogers, Jr.
Helen B. Weeks

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH

      The graph below reflects cumulative total shareholder return (assuming the reinvestment of dividends) on our Common Stock compared to the cumulative total return for a period of five years beginning May 28, 1999 and ending May 28, 2004 of:

•	the S&P SmallCap 600 Index and

•	the S&P 500 Apparel, Accessories and Luxury Goods.

      The performance graph assumes an initial investment of $100 and reinvestment of dividends.

	5/28/99	6/2/00	6/1/01	5/31/02	5/30/03	5/28/04

Oxford Industries, Inc.	$100	$61.02	$85.88	$111.81	$171.42	$313.76
S&P SmallCap 600 Index	$100	$120.31	$131.04	$142.04	$126.59	$166.44
S&P 500 Apparel, Accessories, Luxury	$100	$82.25	$109.59	$121.11	$95.07	$114.47

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors, and persons who beneficially own more than 10% of our Common Stock, file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to us, with respect to each such person’s beneficial ownership of our equity securities. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to us and certain representations made by such persons, all such persons complied with the applicable reporting requirements during fiscal 2004 except that the statements of changes in beneficial ownership on Form 4 required to be filed by the following individuals were filed late: (1) for Ben B. Blount, Jr., a director and Executive Vice President and Chief Financial Officer of the Company reporting a donation of 100 shares of our Common Stock to the United Way on December 11, 2003, which was filed on August 17, 2004; and (2) for R. Larry Johnson, a Group Vice President of the Company, reporting a sale of 2,958 shares of our Common Stock on July 3, 2003, which was filed on July 17, 2003.

ADOPTION OF THE OXFORD INDUSTRIES, INC.

EMPLOYEE STOCK PURCHASE PLAN
(Item 2)

     What am I voting on?

      You are voting on a proposal to adopt the Oxford Industries, Inc. Employee Stock Purchase Plan and to provide for the issuance of up to 250,000 shares under the Plan, a copy of which is attached hereto as Exhibit B. On July 27, 2004, the Board adopted the Plan, subject to the approval of our shareholders. If our shareholders approve the Plan, it will take effect on January 1, 2005 and will remain in effect until terminated by the Company.

     Why does the Board want to adopt the Employee Stock Purchase Plan?

      We believe that the Plan will provide employees with an opportunity to become more personally invested in our Company. We feel that employee participation in the ownership of the business will be to the mutual benefit of the employee and our Company.

     Who is eligible to participate in the Employee Stock Purchase Plan?

      All United States-based employees who have been employed for at least 90 days and who are regularly scheduled to work at least 25 hours per week and at least five months per year are eligible to participate in the Plan. An employee will not be eligible to participate in the Plan if the employee owns five percent (5%) or more of our Common Stock. This limitation currently applies only to our Chief Executive Officer. An employee must be employed on the last day of the purchase period to receive his or her shares under the Plan. If an employee terminates employment prior to the end of a purchase period, the Company will refund to the employee any funds held in the employee’s name under the Plan.

      Participation in the Plan is voluntary. As of August 16, 2004, approximately 2,500 employees were eligible to participate in the Plan.

     How does the Employee Stock Purchase Plan work?

      The Plan consists of four three-month purchase periods, beginning on the first day of each calendar quarter. Employees may participate in one or more of the purchase periods. Employees fund their purchases through voluntary payroll deductions that accumulate in accounts maintained in each employee’s name. The funds are held until the given purchase period ends or until the employee’s employment with our Company terminates.

      At the end of each purchase period, the amount credited to the employee’s account is applied to the purchase of our Common Stock at a price equal to 85% of the market price on the last day of the purchase period.

      An employee who has elected to participate in the Plan for a purchase period may not cancel that election or reduce the amount of his or her payroll deduction until the start of the next purchase period.

Are there any limitations as to how many shares an employee may purchase under the Employee Stock Purchase Plan?

      Yes. There are two limitations:

•	Employees may not purchase more than 2,000 shares of our Common Stock under the Plan in a given calendar year; and

•	Employees may not purchase our Common Stock under the Plan with a fair market value of more than $25,000 in a given calendar year.

What are the tax consequences of participating in the Employee Stock Purchase Plan?

      The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. An employee is not subject to any tax (other than on dividends issued on shares purchased under the Plan) until shares purchased under the Plan are sold. When the shares are sold, the employee will generally be subject to tax, and the amount of the tax will depend upon on how long the employee had held the stock. If the employee has held the stock for two years from the start of the purchase period and for one year from the date of purchase, all of the employee’s gain will be treated as a capital gain. If the employee sells the stock prior to the end of the required holding period, the employee will recognize ordinary income equal to the original discount to the purchase price. All other gain will be treated as capital gain.

What rights will the stock issued under the Employee Stock Purchase Plan have?

      Stock issued under the Plan will have the same voting and other rights as all other shares of our Common Stock.

Where can I get a copy of the Employee Stock Purchase Plan?

      This summary is not a complete description of all of the provisions of the Plan. The summary is qualified in its entirety by the full text of the Plan, a copy of which has been attached to this proxy statement. You are encouraged to read the full text of the Plan if you need more information.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

ADOPTION OF THE OXFORD INDUSTRIES, INC.

LONG-TERM STOCK INCENTIVE PLAN
(Item 3)

     What am I voting on?

      You are voting on a proposal to adopt the Oxford Industries, Inc. Long-Term Stock Incentive Plan, a copy of which is attached hereto as Exhibit C. On July 27, 2004, the Board adopted the Plan, subject to the approval of our shareholders. If our shareholders approve the Plan, it will take effect on July 27, 2004 and will remain in effect until terminated by the Company.

     Why does the Board want to adopt the Long-Term Stock Incentive Plan?

      We believe that the Plan will provide our Company with the ability to attract and retain employees and directors and to provide eligible employees and directors with incentives and rewards for superior performance.

     Who is eligible to participate in the Long-Term Stock Incentive Plan?

      Employees of the Company and its subsidiaries and members of the Board who are not employees may be selected by the Nominating, Compensation and Governance Committee to receive benefits under the Plan. The benefits or amounts that may be received by or allocated to participants in the Plan will be determined in the discretion of the Committee and are not presently determinable.

     How many shares are available for issuance pursuant to the Long-Term Stock Incentive Plan?

      The number of shares available for issuance under the Plan is 1,000,000 shares. In addition, shares that are currently available for grant or that become available for grant under our existing stock option and restricted stock plans will be added to that total. As of August 16, 2004, there were 1,662,168 shares available for issuance under our existing stock option and restricted stock plans.

      Shares issued under the Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by the Company. The Nominating, Compensation and Governance Committee can make adjustments in the number of shares as it, in its sole discretion, may in good faith determine to be appropriate in order to reflect certain transactions or events described in the Plan. The fair market value of our Common Stock on August 16, 2004 was $38.37 per share.

     Are there any other limits on awards made under the Long-Term Stock Incentive Plan?

      Yes. An individual may not receive awards representing more than 300,000 shares of our Common Stock in any one year. The aggregate number of shares issued upon the exercise of Incentive Stock Options may not exceed 200,000. The number of shares released from substantial risk of forfeiture and the number of shares issued or transferred in payment of Restricted Share Units may not in the aggregate exceed 200,000.

     What kinds of awards can be made under the Long-Term Stock Incentive Plan?

•	Incentive and Non-Qualified Stock Options

•	Stock Appreciation Rights

•	Restricted Shares

•	Restricted Share Units

      Subject to the terms of the Plan, the Nominating, Compensation and Governance Committee has the discretion to determine the terms of each award.

     Upon what terms may stock options be awarded?

      The Nominating, Compensation and Governance Committee may grant stock options that entitle the optionee to purchase shares of our Common Stock at a price equal to or greater than the fair market value of the stock on the date of grant. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted shares of our Common Stock, (iii) with any other legal consideration the Committee may deem appropriate or (iv) any combination of these. No stock option may be exercised more than ten years from the date of grant. Each grant may specify a period of continuous employment with the Company or any subsidiary (or in the case of a non-employee director, service on the Board) that is necessary before the stock option or any portion thereof will become exercisable, and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event. Each grant may provide for the automatic grant of a reload option in the event that the optionee surrenders shares of our Common Stock in payment of the option price.

     Upon what terms may stock appreciation rights be awarded?

      The Nominating, Compensation and Governance Committee may grant stock appreciation rights that entitle the participant to receive a payment equal to a percentage of the difference between the fair market value of our Common Stock on the date of grant and on the date of exercise of the stock appreciate right. The grant may specify that the amount payable upon exercise of the stock appreciation right may be paid by the Company (i) in cash, (ii) in shares of our Common Stock or (iii) any combination of these. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable. Each grant of a stock appreciation right must specify the period of continuous employment of the participant by the Company or any subsidiary that is necessary before the stock appreciation right or installments thereof may be exercisable.

     Upon what terms may restricted shares be awarded?

      The Nominating, Compensation and Governance Committee may authorize grants to participants of restricted shares. An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares in return for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Committee. The transfer may be made without additional consideration from the participant. The Committee may specify performance objectives that must be achieved for the restrictions to lapse or for the restricted shares to be granted. Restricted shares may be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the Committee on the grant date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.

     Upon what terms may restricted share units be awarded?

      The Nominating, Compensation and Governance Committee may authorize grants to participants of restricted share units. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the restricted share units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the restricted share units in accordance with a predetermined formula. To the extent earned, the restricted share units will be paid to the participant at the time and in the manner determined by the Committee in cash, shares of our Common Stock or any combination thereof. Any grant of restricted share units may provide for the payment to the participant of dividend equivalents in cash or in additional shares of stock on a current, deferred or contingent basis.

     What is the Section 162(m) exemption?

      Section 162(m) of the Internal Revenue Code prevents a publicly held corporation from claiming tax deductions for compensation in excess of $1,000,000 paid to certain of its senior executives. Compensation is exempt from this limitation if it is “qualified performance-based compensation.” Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted shares and restricted share units that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by shareholders of the performance formulas or measures. Although the Plan sets forth a list of objective performance measures on which such awards may be based, the Nominating, Compensation and Governance Committee has discretion to establish targets or numerical goals based on these measures.

     What are the performance objectives?

      The Plan provides that grants of restricted shares and restricted share units may be made or become vested based upon “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Section 162(m) may include the achievement of a specified target, or target growth in, one or more of the following:

•	earnings before interest expense, taxes, depreciation and amortization (“EBITDA”);

•	earnings before interest expense and taxes (“EBIT”);

•	net earnings;

•	net income;

•	operating income;

•	earnings per share;

•	book value per share;

•	return on shareholders’ equity;

•	capital expenditures;

•	expenses and expense ratio management;

•	return on investment;

•	improvements in capital structure;

•	profitability of an identifiable business unit or product;

•	maintenance or improvement of profit margins;

•	stock price;

•	market share;

•	revenues or sales;

•	costs;

•	cash flow;

•	working capital;

•	return on (net) assets;

•	economic value added;

•	gross or net profit before or after taxes; or

•	objectively determinable goals with respect to service or product delivery, service or product quality, inventory management, customer satisfaction, meeting budgets and/or retention of employees.

     How are the performance objectives for an award determined?

      The Nominating, Compensation and Governance Committee decides what performance objectives will be used for a specific award. Performance objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed. Except in the case of an award intended to qualify under Section 162(m), if the Committee determines that a change in the business, operation, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives, or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems equitable or appropriate.

     Are awards made under the Long-Term Stock Incentive Plan transferable?

      Except as provided below, no award under the Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant. The Committee may expressly provide in an award agreement (other than an incentive stock option) that the participant may transfer the option to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Committee may approve.

     When does the Long-Term Stock Incentive Plan terminate?

      The plan will remain in effect until terminated by the Board. Incentive Stock Options may not be granted under the Plan after July 27, 2014.

     How can the Long-Term Stock Incentive Plan be amended?

      The Plan may be amended from time to time by the Board of Directors, but without further approval by the shareholders of the Company, no such amendment may increase the limitations set forth in the plan on the number of shares underlying certain types of awards, or on the number of shares that may be granted or issued in the aggregate, or to individual participants during any given time period, under the Plan.

     What are the tax consequences of the Long-Term Stock Incentive Plan?

      The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

      Non-Qualified stock options. In general, an optionee will not recognize income at the time a non-qualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

      Incentive stock options. An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

      Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

      Restricted Shares. A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the restricted shares will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

      Restricted Share Units. A participant generally will not recognize income upon the grant of restricted share units. Upon payment in respect of restricted share units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

     Where can I get a copy of the Long-Term Stock Incentive Plan?

      This summary is not a complete description of all of the provisions of the Plan. The summary is qualified in its entirety by the full text of the Plan, a copy of which has been attached to this proxy statement. You are encouraged to read the full text of the Plan if you need more information.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

(Item 4)

      The Board of Directors has selected Ernst & Young LLP as auditors for the current year. Ernst & Young LLP have served as auditors for the Company since May 2002. The Board of Directors considers them to be well qualified and recommends that the shareholders vote to ratify their appointment. Shareholder ratification of the appointment of auditors is not required by law; however, the Board of Directors considers the solicitation of shareholder ratification to be in the Company and shareholders’ best interests.

      In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Ernst & Young LLP, it is contemplated that the appointment of Ernst & Young LLP for the fiscal year ending June 3, 2005 will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Board select other registered public accounting firms for the following year. A representative of Ernst & Young LLP is expected to attend the annual meeting. The representative will be given the opportunity to make a statement if she desires to do so and is expected to be available to respond to questions from shareholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be brought before the annual meeting. If other matters are introduced, the persons named in the enclosed proxy as the proxy holders will vote on such matters in their discretion.

ADDITIONAL INFORMATION

     Annual Report on Form 10-K

      We will provide without charge, at the written request of any shareholder of record as of August 16, 2004, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits if they are requested by eligible shareholders. We may impose a reasonable fee for providing the exhibits. Requests for copies of our Annual Report on Form 10-K should be mailed to: Oxford Industries, Inc. 222 Piedmont Avenue, N.E., Atlanta, GA 30308, Attention: Investor Relations.

     Shareholder Proposals and Communications to the Board of Directors

Q.	How do you submit a shareholder proposal?

      We must receive proposals of shareholders intended to be presented at the 2005 Annual Meeting of shareholders on or before May 5, 2005, in order for the proposals to be eligible for inclusion in our proxy statement and proxy relating to that meeting. These proposals should be sent to the Secretary by fax to (404) 653-1545 or by mail to the Office of the Secretary, 222 Piedmont Ave., N.E., Atlanta, Georgia 30308. Each shareholder proposal must comply with Rule 14a-8 under the Exchange Act to be acceptable to us.

Q.	How can a shareholder communicate with the Company’s outside directors?

      Mail can be addressed to Directors in care of the Office of the Secretary, Oxford Industries, Inc. 222 Piedmont Ave., N.E., Atlanta, Georgia 30308. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Committee on Directors and Corporate Governance. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

     Expenses of Solicitation

      We will bear the cost of solicitation of proxies by the Board of Directors in connection with the annual meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our Common Stock held in their names. Our employees may solicit proxies by mail, telephone, telegraph and personal interview. We do not presently intend to pay compensation to any individual or firm for the solicitation of proxies. If management should deem it necessary and appropriate, however, we may retain the services of an outside individual or firm to assist in the solicitation of proxies.

By Order of the Board of Directors

Dominic C. Mazzone
Vice President, General Counsel and Secretary

      Our annual report to shareholders for fiscal 2004, which includes audited financial statements, accompanies this proxy statement. The annual report does not form any part of the material for the solicitation of proxies.

EXHIBIT A

OXFORD INDUSTRIES, INC. AUDIT COMMITTEE CHARTER

PURPOSE

      The purpose of the Audit Committee is to assist the Company’s Board of Directors in fulfilling its oversight responsibilities with respect to (i) the integrity of the Company’s financial statements, reporting processes and systems of internal controls, (ii) the Company’s compliance with applicable laws and regulations, (iii) the qualifications and independence of the Company’s independent auditors and (iv) the performance of the Company’s internal audit department and its independent auditors. The Committee shall also serve as an open avenue of communication among Company management, the independent auditors, the internal audit department and the Board of Directors.

COMPOSITION

      The Committee shall be appointed by and shall report to the Board of Directors. The Committee shall consist of three or more members, as determined by the Board of Directors, each of whom shall satisfy New York Stock Exchange listing standards and federal laws and regulations regarding audit committee members, as such listing standards, laws and regulations become applicable to the Company. No member shall serve on the audit committee of more than two other public companies. Committee members shall receive no compensation from the Company other than director fees. Each Committee member shall be financially literate, and at least one member of the Committee shall have accounting or financial management expertise, all as determined by the Board of Directors. If the Board of Directors does not designate a Committee Chair or if the Chair is not present, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Committee may form one or more subcommittees, and delegate authority to those subcommittees, as it deems appropriate. The Committee Chair shall have the authority to act on behalf of the full Committee.

MEETINGS

      The Committee shall meet at least quarterly and shall determine whether circumstances dictate additional meetings. Meetings shall be at such times and places as the Committee shall determine, and may take place in person, by teleconference or by videoconference as the Committee deems appropriate. A majority of the members of the Committee shall constitute a quorum. Any action that may be taken by the Committee at a meeting of its members may also be taken by unanimous written consent of the members.

      At least twice per year, the Committee shall hold a private session with the independent auditors and, if the Committee desires, one or more representatives of the Company’s internal audit department. Other than employees of the internal audit department, no employee of the Company shall be present at such private session.

AUTHORITY AND RESPONSIBILITIES

      The Committee shall have the authority to conduct or authorize any investigation appropriate to fulfilling the responsibilities set forth in this Charter and shall have direct access to the Company’s independent auditors, the Director of the Company’s internal audit department and other members of Company

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management. The Committee shall have the authority to retain, at the Company’s expense, any outside legal, accounting or other advisors that it deems necessary or helpful to the performance of its responsibilities. The Company shall provide appropriate funding for the Committee for (i) payment of compensation to any independent auditors or advisors retained by the Committee and (ii) any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Committee’s authority and responsibilities shall also include the following:

Review Procedures

      1. Review and assess the adequacy of this Charter at least annually. Recommend any proposed changes to the Board of Directors for approval. Have the Charter published in the proxy statement in accordance with SEC requirements.

      2. Review the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditors prior to filing or distribution.

      The review shall include discussion with Company management and the independent auditors of (i) significant issues regarding accounting principals and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principals, and significant issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and (iv) the type and presentation of information to be included in earnings press releases (paying particular attention to any use or “pro forma” or “adjusted” non-GAAP information).

      3. Review and discuss with management the Company’s policies and procedure with respect to earnings releases, financial information and earnings guidance provided to analysts and rating agencies.

      4. In consultation with Company management, the independent auditors and the internal audit department, help to ensure the integrity of the Company’s financial reporting processes and controls.

      5. Review and discuss with management, the Company’s internal auditors and the Company’s independent auditors the Company’s policies with respect to risk assessment and risk management.

      6. Meet separately, periodically, with management, with the Director of the Internal Audit Department and with the independent auditors.

Independent Auditors

      1. Appoint, retain, compensate, evaluate and terminate the Company’s independent auditors, subject to shareholder ratification. Discuss with the independent auditors the overall scope of and plans for the audit and the adequacy of staffing and compensation. Approve in advance all engagement fees and terms for audit and non-audit services by the independent auditors. Have the independent auditors report directly to the Committee. Be directly responsible for the oversight of the independent auditors, including resolution of disagreements between management and the independent auditors.

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      2. At least annually, the Committee shall obtain and review a report by the independent auditors describing the firm’s internal quality-control procedures; any material issues raised by the most recent quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

      3. On an annual basis (i) ensure that the independent auditors submit to the Committee a formal written statement detailing all relationships between the auditors and the Company, (ii) discuss with the independent auditors any disclosed relationships or services that may impact the auditors’ objectivity and independence and (iii) recommend that the Board take appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence.

      4. Review the qualifications, independence and performance of the independent auditors and annually, or earlier if warranted, recommend to the Board of Directors the appointment and/or discharge of the independent auditors.

      5. Review with the independent auditors any audit problems or difficulties and management’s response.

Internal Audit Department

      1. Review the appointment, performance and replacement of the Director of the internal audit department, with such Director to be ultimately responsible to the Committee and the Board of Directors.

      2. At least annually review and approve the internal audit department’s work schedule, staffing plan and financial budget.

      3. Review the internal audit department’s report on the status of work conditions (as related to health and safety) at Company locations and contractor facilities annually.

      4. Review with the director of the internal audit department significant audit findings and recommendations.

Other Responsibilities

      1. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Establish procedures for the receipt, retention and treatment of confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

      2. Annually prepare a report to shareholders for inclusion in the Company’s proxy statement as required by the SEC.

      3. Set clear hiring policies with regard to employees and employees of the Company’s independent auditors.

      4. Annually evaluate the Committee’s own performance.

      5. Perform any other activities consistent with this Charter and governing law that the Committee or Board of Directors deems necessary or appropriate.

      6. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities. Review with the Board of Directors any issues that arise with respect to the quality or

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integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

      The Committee is responsible for the duties set forth in this Charter but is not responsible for either the preparation of the Company’s financial statements or the auditing of those financial statements. Company management has the responsibility of preparing the financial statements and implementing internal controls, and the independent auditors have the responsibility of auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Committee is not intended to be of the same quality as the audit performed by the independent auditors. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible so that it can best react to a changing environment.

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EXHIBIT B

OXFORD INDUSTRIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

      1.     Purpose.

      (a) The purpose of this Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to become more personally invested in the Company by purchasing the Common Stock of the Company at a discount through payroll deduction. The Company believes that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. This Plan document is an omnibus document that includes a sub-plan (“Statutory Plan”) designed to permit offerings of grants to employees of certain Subsidiaries that are Designated Subsidiaries where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans (“Non-Statutory Plans”) which permit offerings of grants to employees of certain Designated Subsidiaries which are not intended to satisfy the requirements of Section 423 of the Code. Section 3 of the Plan sets forth the maximum number of shares to be offered under the Plan (and its sub-plans), subject to adjustments as permitted under Section 12. The Committee shall determine from time to time the method for allocating the number of such total shares to be offered under each sub-plan. Such determination shall be in the Committee’s discretion and shall not require shareholder approval.

      (b) The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plans; provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plans. Offerings under the Non-Statutory Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions.

      (c) The terms of the Statutory Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423. The Committee may adopt Non-Statutory Plans applicable to particular Designated Subsidiaries or locations that are not participating in the Statutory Plan. The terms of each Non-Statutory Plan may take precedence over other provisions in this document, with the exception of Sections 3 and 12 with respect to the total number of shares available to be offered under the Plan for all sub-plans. Unless otherwise superseded by the terms of such Non-Statutory Plan, the provisions of this Plan document shall govern the operation of each Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the Statutory Plan and the Non-Statutory Plans.

      2.     Definitions.

      As used in the Plan, the following terms, when capitalized, have the following meanings:

(a) “Board” means the Company’s Board of Directors.

(b) “Business Day” means a day that the New York Stock Exchange is open if the Shares are then listed on such exchange.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the committee described in Section 10.

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(e) “Common Stock” means the common stock of the Company, $1.00 par value per share, or any stock into which that common stock may be converted.

(f) “Company” means Oxford Industries, Inc., a Georgia corporation, and any successor corporation.

(g) “Contributions” means all amounts credited to the Participant’s Payroll Deduction Account.

(h) “Corporate Transaction” means (i) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

(i) “Designated Subsidiary” means a Subsidiary that has been designated by the Board or the Committee as eligible to participate in the Plan as to its eligible Employees.

(j) “Effective Date” means January 1, 2004.

(k) “Employee” means any person who performs services for, and who is classified as an employee on the payroll records of, the Company or a Designated Subsidiary.

(l) “Fair Market Value” means, with respect to any date, the closing price of the Common Stock on the New York Stock Exchange on that date or, in the event that the Common Stock is not traded on that date, the closing price on the immediately preceding trading date. If the Common Stock is no longer traded on the New York Stock Exchange, then “Fair Market Value” means, with respect to any date, the fair market value of the Common Stock as determined by the Committee in good faith.

(m) “Offering Date” means the first Business Day of each Purchase Period.

(n) “Participant” means a participant in the Plan as described in Section 5.

(o) “Payroll Deduction Account” means the bookkeeping account established for a Participant in accordance with Section 6.

(p) “Plan” means the Oxford Industries, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

(q) “Purchase Date” means the last Business Day of each Purchase Period.

(r) “Purchase Period” means a period of four months commencing on January 1, April 1, July 1 and October 1 of each year, or such other period as determined by the Committee; provided, however, that in no event will any Purchase Period be longer than 27 months.

(s) “Purchase Price” means an amount equal to 85% of the Fair Market Value of a Share on the Purchase Date.

(t) “Share” means a share of Common Stock, as adjusted in accordance with Section 12.

(u) “Subsidiary” means a domestic or foreign corporation of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. The definition of Subsidiary should be interpreted so as to include any entity that would be treated as a “subsidiary corporation” under Code Section 424(f).

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      3.     Reserved Shares. Subject to adjustments as provided in Section 12, the maximum number of Shares available for purchase on or after the Effective Date is 250,000 Shares. Shares issued under the Plan may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.

      4.     Eligibility.

      (a) Eligible Employees. Any person who, as of an Offering Date in a given Purchase Period, (i) has been an Employee for a period of at least 90 days, (ii) is regularly scheduled to work at least 25 hours per week and (iii) is regularly scheduled to work at least five months per year, will be eligible to participate in the Plan for that Purchase Period, subject to the requirements of Section 5 and the limitations imposed by Code Section 423(b).

      (b) Five Percent Shareholders. Notwithstanding any other provision of the Plan, no Employee will be eligible to participate in the Plan if the Employee (or any other person whose stock would be attributed to the Employee pursuant to Code Section 424(d)) owns capital stock of the Company and/or holds outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary.

      5.     Participation. An Employee may become a Participant in the Plan by completing a payroll deduction authorization form and any other required enrollment documents provided by the Committee or its designee and submitting them to the Committee or its designee in accordance with the rules established by the Committee. The enrollment documents will set forth the dollar amount to be paid as Contributions pursuant to the Plan. In countries where payroll deductions are not feasible, the Committee may permit an Employee to participate in the Plan by an alternative means, such as by check.

      6.     Contributions.

      (a) Payroll Deductions. A Participant’s payroll deductions will begin with the first payroll paid following the Offering Date and will end on the last payroll paid on or before the Purchase Date of the Purchase Period. A Participant’s enrollment documents will remain in effect for successive Purchase Periods unless the Participant timely submits new enrollment documents to change the rate of payroll deductions for a subsequent Purchase Period in accordance with rules established by the Committee.

      (b) Payroll Deduction Account. The Committee will credit the amount of each Participant’s Contributions to the Participant’s Payroll Deduction Account. A Participant may not make any additional payments to the Participant’s Payroll Deduction Account, except as expressly provided in the Plan or as authorized by the Committee.

      (c) No Changes to Payroll Deductions. A Participant may not change or cease payroll deductions once a Purchase Period has begun.

      (d) No Interest. No interest or other earnings will accrue on a Participant’s Contributions to the Plan except to the extent payment of interest on such amount is required by the laws of any applicable jurisdiction.

      (e) Foreign Currency. Except as otherwise specified by the Committee, payroll deductions made with respect to Employees paid in currencies other than U.S. dollars will be accumulated in local currency and converted to U.S. dollars as of the Purchase Date.

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      7.     Limitation on Purchases.

      Participant purchases are subject to the following limitations:

(a) Purchase Period Limitation. Subject to the calendar year limits provided by Section 7(b), the maximum number of Shares that a Participant will have the right to purchase in any Purchase Period will be determined by dividing (i) $25,000 by (ii) the Fair Market Value of one Share on the Offering Date for such Purchase Period.

(b) Calendar Year Limitation. No right to purchase Shares under the Plan will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company, its Subsidiaries or any parent corporation (within the meaning of Code Section 424(e)), would permit the Employee to purchase (i) more than 2,000 Shares in a calendar year or (ii) Shares with a Fair Market Value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).

(c) Refunds. As of the first Purchase Date on which this Section limits a Participant’s ability to purchase Shares, the Participant’s payroll deductions will terminate, and the Participant will receive a refund of the balance in the Participant’s Payroll Deduction Account as soon as practicable after the Purchase Date.

      8.     Stock Purchases.

      (a) Automatic Purchase. On each Purchase Date, each Participant will be deemed, without further action, to have elected to purchase the number of whole Shares that the Participant’s Payroll Deduction Account balance can purchase at the Purchase Price on that Purchase Date. Except as otherwise specified by the Committee, any amounts that are not sufficient to purchase a whole Share will be retained in the Participant’s Payroll Deduction Account for the subsequent Purchase Period. Any other amounts remaining in the Participant’s Payroll Deduction Account after the Purchase Date will be returned to the Participant.

      (b) Delivery of Shares. As soon as practicable after each Purchase Date, the Committee will arrange for the delivery of the Shares purchased by Participants on the Purchase Date. The Committee may permit or require that Shares purchased under the Plan be deposited directly with a provider designated by the Committee. The Committee may require that Shares be retained by the designated provider for a specified period of time and may restrict dispositions during that period, and the Committee may establish other procedures to permit tracking of disqualifying dispositions of the Shares or to restrict transfer of the Shares.

      (c) Notice Restrictions. The Committee may require, as a condition of participation in the Plan, that each Participant agree to notify the Company if the Participant sells or otherwise disposes of any Shares within two years of the Offering Date or one year of the Purchase Date for the Purchase Period in which the Shares were purchased.

      (d) Shareholder Rights. A Participant will have no interest or voting right in a Share until a Share has been purchased on the Participant’s behalf under the Plan.

      9.     Employment Termination.

      (a) Termination of Employment. If a Participant’s employment with the Company or a Designated Subsidiary terminates for any reason, the Participant will cease to participate in the Plan and the Company or its designee will refund the balance in the Participant’s Payroll Deduction Account to the Participant or the

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Participant’s estate or legal representative. Whether and when employment shall be deemed terminated for purposes of this Plan shall be determined by the Committee in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.

      (b) Ineligible Employee. In the a Participant ceases to be an eligible Employee for any reason other than employment termination at any time during a Purchase Period, at the election of the Participant, the Participant’s Payroll Deduction Account balance will, in the Committee’s discretion, be (i) distributed to the Participant, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Section 6.

      (c) Leaves of Absence. The Committee may establish rules regarding when leaves of absence will be considered a termination of employment.

      10.     Plan Administration.

      (a) The Plan shall be administered by the Board. The Board may delegate any or all of its authority and obligations under this Plan to such committee or committees (including without limitation, a committee of the Board) or officer(s) of the Company as it may designate. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board. The authority that may be delegated by the Board includes, without limitation, the authority to (i) establish Non-Statutory Plans and determine the terms of such sub-plans, (ii) designate from time to time which Subsidiaries will participate in the Statutory Plan, which Subsidiaries will be Designated Subsidiaries, and which Designated Subsidiaries will participate in a particular Non-Statutory Plan, (iii) determine procedures for eligible employees to enroll in or withdraw from a sub-plan, setting or changing payroll deduction percentages, and obtaining necessary tax withholdings, (iv) allocate the available shares under the Plan to the sub-plans for particular offerings, and (v) adopt amendments to the Plan or any sub-plan including, without limitation, amendments to increase the shares available for issuance under the Plan pursuant to Section 13 (but not including increases in the available shares above the maximum permitted by Section 3 which shall require Board and shareholder approval).

      (b) The Committee shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant. The Committee may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services. The authority of the Committee will specifically include, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Subsidiary that is organized under the laws of a country other than the United States of America when the Committee deems such changes to be necessary or appropriate to achieve a desired tax treatment in such foreign jurisdiction or to comply with the laws applicable to such non-U.S. Subsidiaries. Such changes may include, without limitation, the exclusion of particular Subsidiaries from participation in the plan; modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Designated Subsidiary will apply only to such Designated Subsidiary, and will apply equally to all similarly situated employees of such Designated Subsidiary. The rights and privileges of all employees granted options under the Statutory

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Plan shall be the same. To the extent any changes approved by the Committee would jeopardize the tax-qualified status of the Statutory Plan, such change shall cause the Designated Subsidiaries affected thereby to be considered to be Designated Subsidiaries under a Non-Statutory Plan or Non-Statutory Plans instead of the Statutory Plan.

      11.     Rights Not Transferable. Rights under the Plan are not transferable by a Participant and, during the Participant’s lifetime, may be exercised only by the Participant.

      12.     Capital Changes. In the event of a Corporate Transaction, other than a Corporate Transaction in which the Company is not the surviving corporation, the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Committee, whose determination will be binding on all persons. If the Company is a party to a Corporate Transaction in which the Company is not the surviving corporation, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

      13.     Amendment. The Board may at any time, or from time to time, amend the Plan in any respect. The stockholders of the Company, however, must approve any amendment that would increase the number of Shares that may be issued under the Plan pursuant to options intended to qualify under Code Section 423 (other than an increase merely reflecting a change in capitalization of the Company pursuant to Section 12) or a change in the designation of any corporations (other than a Subsidiary) whose employees become Employees under the Plan.

      14.     Plan Termination. The Plan and all rights of Employees under the Plan will terminate: (a) on the Purchase Date on which Participants become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase as set forth in Section 3, or (b) at any date at the discretion of the Board. In the event that the Plan terminates under circumstances described in (a) above, reserved Shares remaining as of the termination date will be made available for purchase by Participants on the Purchase Date on a pro rata basis based on the amount credited to each Participant’s Payroll Deduction Account. Upon termination of the Plan, each Participant will receive the balance in the Participant’s Payroll Deduction Account.

      15.     Government Regulations. The Plan, the grant and exercise of the rights to purchase Shares under the Plan, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required or desirable. To the extent any (i) grant of an option to purchase Shares hereunder, (ii) purchase of Shares hereunder, or (iii) disposition of Shares purchased hereunder gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction), the Committee may implement appropriate procedures to ensure that such tax withholding obligations are met. Such procedures may include, without limitation, increased withholding from an employee’s current compensation, cash payments to the Company or another Designated Subsidiary by an employee, or a sale of a portion of the stock purchased under the Plan, which sale may be required and initiated by the Company. Any such procedure, including offering choices among procedures, will be applied consistently with respect to all similarly situated employees participating in the Plan (or in an offering under the Plan), except to the extent any procedure may not be permitted under the laws of the applicable jurisdiction.

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EXHIBIT C

OXFORD INDUSTRIES, INC.

LONG-TERM STOCK INCENTIVE PLAN

      1.     Purpose. The purpose of the Oxford Industries, Inc. Long-Term Stock Incentive Plan (the “Plan”) is to attract and retain employees and directors for Oxford Industries, Inc. and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

      2.     Definitions. The following terms shall be defined as set forth below:

      (a)     “Award” means any Option, Stock Appreciation Right, Restricted Share or Restricted Share Unit.

      (b)     “Board” means the Board of Directors of the Company.

      (c)     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      (d)     “Committee” means the committee described in Section 4 of this Plan.

      (e)     “Company” means Oxford Industries, Inc., a Georgia corporation, or any successor corporation.

      (f)     “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

      (g)     “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing price for the Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

      (h)     “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

      (i)     “Option” means any option to purchase Shares granted under Section 5 of this Plan.

      (j)     “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

      (k)     “Participant” means an Employee or nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that nonemployee Directors shall not be eligible to receive grants of Incentive Stock Options.

      (l)     “Performance Objectives” means the performance objectives that may be established pursuant to this Plan for Participants who have received grants of Restricted Shares or Restricted Share Units. Performance Objectives may include the achievement of a specified target, or target growth in, one or more of the following: (i) earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (ii) earnings before interest expense and taxes (“EBIT”); (iii) net earnings; (iv) net income; (v) operating income; (vi) earnings per share; (vii) book value per share; (viii) return on shareholders’ equity; (ix) capital expenditures; (x) expenses and expense ratio management; (xi) return on investment; (xii) improvements in capital structure; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) stock price; (xvi) market share; (xvii) revenues or sales; (xviii) costs; (xix) cash flow; (xx) working capital; (xxi) return on (net) assets; (xxii) economic value added; (xxiii) gross or net profit before or after taxes or (xxiv) objectively determinable goals with respect to service or product delivery, service or product quality, inventory management, customer satisfaction, meeting budgets and/or

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retention of employees. Performance objectives may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. For Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, these factors will not be altered or replaced by any other criteria without ratification by the shareholders of the Company if failure to obtain such approval would result in jeopardizing the tax deductibility of Performance Awards to Participants.

      (m)     “Performance Period” means a period of time established under Sections 7 and 8 of this Plan within which the Performance Objectives relating to a Restricted Share or Restricted Share Unit are to be achieved.

      (n)     “Restricted Share” means a Share granted under Section 7 of this Plan.

      (o)     “Restricted Share Unit” means a bookkeeping entry that records the equivalent of one Restricted Share awarded pursuant to Section 8 of this Plan.

      (p)     “Shares” means shares of the Common Stock of the Company, $1.00 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 10 of this Plan.

      (q)     “Stock Appreciation Right” means a right granted under Section 6 of this Plan.

      (r)     “Subsidiary” means a corporation or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest (representing the right generally to make decisions for such other entity) is, now or hereafter owned or controlled directly or indirectly by the Company, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

      3.     Shares Available Under the Plan.

      (a) Subject to adjustment as provided in Section 10 of this Plan, the number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, or (iii) issued or transferred in payment of Restricted Share Units, on or after the effective date specified in Section 16, shall not in the aggregate exceed 1,000,000 Shares. In no event, however, shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 200,000 Shares. Further, in no event shall the number of Restricted Shares released from substantial risk of forfeiture and the number of shares issued or transferred in payment of Restricted Share Units exceed an aggregate of 200,000 Shares, subject to adjustment as provided in Section 10. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company. Shares that are currently available for grant or that become available for grant under the Company’s existing stock option and restricted stock plans will be added to the aggregate number of Shares authorized under the Plan, and all subsequent grants shall be made pursuant to the Plan.

      (b) Upon payment of the Option Price upon exercise of a Nonqualified Stock Option by the transfer to the Company of Shares or upon satisfaction of tax withholding obligations under the Plan by the transfer or

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relinquishment of Shares, there shall be deemed to have been issued or transferred only the number of Shares actually issued or transferred by the Company, less the number of Shares so transferred or relinquished. Upon the payment in cash of a benefit provided by any Award under the Plan, any Shares that were subject to such Award shall again be available for issuance or transfer under the Plan.

      (c) No Participant may receive Awards representing more than 300,000 Shares in any one calendar year.

      4.     Administration of the Plan. This Plan shall be administered by one or more committees appointed by the Board. The interpretation and construction by the Committee of any provision of this Plan or of any agreement or document evidencing the grant of any Award and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

      5.     Options. The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Each grant shall specify the number of Shares to which it pertains.

(b) Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date.

(c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

(d) On or after the Grant Date of any Option, the Committee may provide for the automatic grant to the Optionee of a reload Option in the event the Optionee surrenders Shares in satisfaction of the Option Price upon the exercise of an Option as authorized under Section 5(c) above. Each reload Option shall pertain to a number of Shares equal to the number of Shares utilized by the Optionee to exercise the original Option. Each reload Option shall have an exercise price equal to Fair Market Value on the date it is granted and shall expire on the stated exercise date of the original Option.

(e) Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

(f) Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under

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all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. No Option granted under this Plan may be exercised more than ten years from the Grant Date.

(g) Each grant shall be evidenced by an agreement delivered to and accepted by the Optionee and containing such terms and provisions as the Committee may determine consistent with this Plan.

      6.     Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the difference between the Fair Market Value of the Shares on the Grant Date and the Fair Market Value of the Shares on the date of exercise. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

(b) Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

(c) Each grant shall be evidenced by an agreement delivered to and accepted by the Optionee, which shall describe the subject Stock Appreciation Rights, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(d) Each grant shall specify in respect of each Stock Appreciation Right the Fair Market Value on the Grant Date.

(e) Successive grants may be made to the same Participant regardless of whether any Stock Appreciation Rights previously granted to such Participant remain unexercised.

(f) Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Stock Appreciation Rights or installments thereof shall become exercisable, as well as the permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable. Any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

      7.     Restricted Shares. The Committee may also authorize grants to Participants of one or more Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services.

(b) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

(c) Each grant may provide that the Restricted Shares covered thereby shall be subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code for a period to be determined

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by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.

(d) Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights, during the period for which such substantial risk of forfeiture is to continue.

(e) Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

(f) Any grant or the vesting thereof may be conditioned upon or further conditioned upon the attainment of Performance Objectives during a Performance Period as established by the Committee.

(g) Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

(h) Each grant shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

      8.     Restricted Share Units. The Committee may also authorize grants of Restricted Share Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Each grant shall specify the number of Restricted Share Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Restricted Share Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

(c) Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

(d) Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(e) Each grant shall specify the time and manner of payment of Restricted Share Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

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(f) Any grant of Restricted Share Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

(g) Any grant of Restricted Share Units may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.

(h) If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(i) Each grant shall be evidenced by an agreement delivered to and accepted by the Participant, which shall state that the Restricted Share Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

      9.     Transferability.

      (a) Except as provided in Section 9(b), no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

      (b) The Committee may expressly provide in an Award agreement (or an amendment to an Award agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a Family Member), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 9(b). All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 9(b).

      (c) Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights or upon payment under any grant of Restricted Share Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions upon transfer.

      10.     Adjustments. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Restricted Shares and Restricted Share Units granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or

6

event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 3 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 10.

      11.     Fractional Shares. The Company shall not issue any fractional Shares pursuant to this Plan and shall settle any such fractional Shares in cash.

      12.     Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

      13.     Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Restricted Share Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 9(c) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

      14.     Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders of the Company.

      15.     Amendments and Other Matters.

      (a) This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3 of this Plan, other than to reflect an adjustment made in accordance with Section 10, without the further approval of the Stockholders of the Company.

      (b) The Committee shall not re-price any Option granted under the Plan except with the approval of the affirmative vote of the majority of Shares voting at a meeting of the Company’s stockholders.

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      (c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

      (d) To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

      16.     Effective Date and Stockholder Approval. This Plan shall become effective upon its approval by the Board, subject to approval by the Stockholders of the Company at the next Annual Meeting of Stockholders. The Committee may grant Awards subject to the condition that this Plan shall have been approved by the Stockholders of the Company.

      17.     Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the laws of the State of Georgia.

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OXFORD INDUSTRIES, INC.
PROXY — ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 4, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned appoints J. HICKS LANIER, BEN B. BLOUNT, JR. and DOMINIC C. MAZZONE, and each of them, proxies, with full power of substitution, for and in the name of the undersigned, to vote all shares of the common stock of Oxford Industries, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Monday, October 4, 2004, at 3:00 p.m., local time, at the principal offices of Oxford Industries, Inc., 222 Piedmont Avenue, N.E., Atlanta, Georgia 30308, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said persons are directed to vote as follows, and otherwise in their discretion upon any other business. If no direction is made, this proxy will be voted “FOR” all of the Board of Directors’ nominees and proposals.

1.	Proposal to elect the four nominees listed below. If a nominee becomes unable to serve, the proxy will be voted for a substitute nominee or will not be voted in the discretion of said persons appointed above.

☐ FOR all nominees listed below (except as marked to the contrary*)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: E. Jenner Wood III, Helen B. Weeks, S. Anthony Margolis and James A. Rubright

*INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

2.    Proposal to approve the Oxford Industries, Inc. Employee Stock Purchase Plan.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

3.    Proposal to approve the Oxford Industries, Inc. Long-Term Incentive Plan.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

4.                   Proposal to ratify the appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending June 3, 2005.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

        Please sign and date below and return this proxy immediately in the enclosed envelope, whether or not you plan to attend the annual meeting.

Signature

Signature if held jointly

Dated:	, 2004

IMPORTANT: Please date this proxy and sign exactly as your name or names appear. If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please sign in full corporate name by President or other authorized officer. If signing as a partnership, please sign in partnership name by authorized person.